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                                                                    EXHIBIT 23.1






                          INDEPENDENT AUDITORS' CONSENT


         We consent to the incorporation by reference in this Registration Statement of Somanetics Corporation on Form S-8 of our report dated January 4, 2001 (which expresses an unqualified opinion and includes an explanatory paragraph relating to an uncertainty concerning the Company's ability to continue as a going concern), appearing in the Annual Report on Form 10-K of Somanetics Corporation for the year ended November 30, 2000, and to the reference to us under the heading "Experts" in this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Deloitte & Touche LLP
Detroit, Michigan
June 8, 2001